SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2013

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210

Oakbrook Terrace, Illinois 60181

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders VASCO Data Security International, Inc. (the “Company”) was held June 19, 2013.

The shareholders of the Company voted on the following items at the Annual Meeting:

1. To elect five directors to serve on the Board of Directors for terms expiring in 2014; and

2. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes regarding the election of the director nominees were as follows:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
T. Kendall Hunt	19,731,402	246,545	5,417,746
Michael P. Cullinane	18,344,276	1,633,671	5,417,746
John N. Fox, Jr.	19,764,071	213,876	5,417,746
Jean K. Holley	19,764,557	213,390	5,417,746
Matthew Moog	19,765,258	212,689	5,417,746

Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 received the following votes:

Shares Voted For	Shares Voted Against	Abstensions	Broker Non-Votes
25,147,685	204,161	43,847	0

Based on the votes set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was duly ratified.

Item 8.01	Other Events

On June 19, 2013, the Board of Directors of VASCO Data Security International, Inc. approved an amendment to the Corporate Governance Guidelines of the Board of Directors of VASCO Data Security International, Inc. to adopt a majority voting policy as described in the amendment. The Corporate Governance Guidelines, as amended, are attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Corporate Governance Guidelines of the Board of Directors of VASCO Data Security International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2013	VASCO Data Security International, Inc.

/s/ Clifford K. Bown
Clifford K. Bown
Chief Financial Officer